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                              BAY STATE GAS COMPANY

                  STOCK ACCUMULATION PLAN FOR OUTSIDE DIRECTORS

                        ADOPTED EFFECTIVE JANUARY 1, 1997


     Bay State Gas Company (the "Company") has adopted the Bay State Gas Company Stock Accumulation Plan for Outside Directors.

     1.   PURPOSE AND BACKGROUND

     The Stock Accumulation Plan for Outside Directors (the "Plan") is designed to align the interests of the directors of the Company who are not employees of the Company or its subsidiaries more closely with the interests of the Company's shareholders by paying a portion of their compensation in Common Stock of the Company. The Plan is intended to advance the interests of the Company by providing these directors with an incentive to remain in the service of the Company and to increase their efforts for the success of the Company.

     2.   DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires a different meaning:

     (a)  ACCOUNT. A Participant's Stock Account.

     (b) AFFILIATE. Any corporation or business organization that is under common control with the Company (as determined under Code section 414(b) or (c)), or that is a member of an affiliated service group with the Company (as determined under Code section 414(m)).

     (c) ANNIVERSARY DATE. The twelve-month anniversary of the date on which an Outside Director is first elected or appointed to the Board as an Outside Director.

     (d)  BOARD. The Bay State Gas Company Board of Directors.

     (e) CESSATION OF SERVICE. The date on which an Outside Director ceases to be an Outside Director on the Board.

     (f) CHANGE OF CONTROL. For the purposes of this Plan, a Change of Control means:

          (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Exchange Act) of 20% or more of the then outstanding shares of Company Common Stock or the combined voting power of the then outstanding voting securities of the Company

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               entitled to vote generally in the election of directors. The term
               "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in the persons who were directors of the Company before the acquisition ceasing to constitute a majority of the Board. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Exchange Act.

          (ii) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other transaction (collectively a "transaction") with respect to which the persons who were the beneficial owners of the Company Common Stock and other voting securities of the Company immediately prior to the transaction do not, following the transaction, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of the Company Common Stock (or common stock of the successor corporation) or the combined voting power of the then outstanding voting securities of the Company (or the successor corporation) entitled to vote generally in the election of directors.

         (iii) A liquidation or dissolution of the Company, or a sale or other disposition of all or substantially all of the assets of the Company.

          (iv) As a result of any single or combination of the events described in Section 2(f)(i), (ii) or (iii), individuals who, before the first of such events, constituted the Board cease for any reason to constitute at least a majority of the Board within two (2) years of the last such event.

     (h) COMPANY. Bay State Gas Company, and any successor by merger or otherwise.

     (i)  COMPANY STOCK. The common stock, par value $3.33 , of the Company.

     (j) DISABILITY. A condition, resulting from bodily injury or disease or mental impairment, that renders, and for a six consecutive month period has rendered, an Outside Director unable to perform the duties of a director.


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          Disability shall be determined by a licensed medical physician selected by the Board.

     (k)  EFFECTIVE DATE. January 1, 1997.

     (l)  EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

     (m) OUTSIDE DIRECTOR. A director on the Board who is not an employee of the Company or any of its Subsidiaries or Affiliates.

     (n) PLAN. The Bay State Gas Company Stock Accumulation Plan for Outside Directors.

     (o) RETAINER. The annual base retainer paid to all Outside Directors for service on a Board. The term "Retainer" shall not include meeting fees, travel expenses, fees or additional retainer for service on committees of the Board, and fees or additional retainer for service as chairman of the Board. When an Outside Director is first elected or appointed to the Board, the Retainer shall be the annual retainer payable for a full year, even if the Outside Director serves less than a full year.

     (p) RETIREMENT DATE. Age 65 with at least five Years of Service on the Board.

     (q) RULE 16B-3. Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) or any amendments to Rule 16b-3 enacted after the Effective Date.

     (r) YEAR OF SERVICE. A twelve-month period ending on an Anniversary Date during which an Outside Director continuously serves on the Board. An Outside Director shall be credited with a Year of Service in the year in which a Cessation of Service occurs if the period from the last Anniversary Date until Cessation of Service is at least six (6) months.

     3.   PAYMENT OF RETAINER IN SHARES OF STOCK.

     (a) Each person who is an Outside Director on January 1, 1997 and on each anniversary thereof and who has not elected to opt out of the Plan as provided for herein shall be paid such person's Retainer in shares of Common Stock as provided in this Section 3. The Retainer shall, unless otherwise determined by the Board, be payable once annually at the time of the Company's Annual Meeting of Shareholders.


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     (b)  The shares of Common Stock payable pursuant to the Plan will be purchased by the Company on the open market. The Company will purchase that number of whole shares as is equal to the Retainer payable to all participants in the Plan divided by the purchase price for such shares. Such shares shall be held by the Company in a separate account for the benefit of the participants in the Plan and the shares allocable to each participant shall be credited to a Stock Account maintained for each such participant. Dividends shall accrue on such shares and shall be payable to each Participant at the time of each payment of vested shares to a participant from the Plan.

     (c) The Common Stock credited to the Stock Account shall vest in accordance with the provisions of Section 4 and shall be payable in accordance with the provisions of Section 5 and 6.


     4.   VESTING

     (a) Except in the case of death, Disability, Change of Control, attainment of Retirement Date or in the event that a participant opts out of the Plan as provided in for in Section 6(a)(ii), an Outside Director shall not be vested in shares of Common Stock credited to his or her Stock Account as of a Retainer payment date until the completion of two (2) Years of Service from such Retainer payment date. Death, Disability, Change or Control, attainment of Retirement Date or opting out of the Plan pursuant to Section 6(a)(ii) shall cause a participant to immediately vest in all shares of Common Stock credited to such participants Stock Account.

     (b) If an Outside Director has a Cessation of Service other than due to death, Disability, Change of Control, or attainment of Retirement Date before completion of two (2) Years of Service from a Retainer payment date, the Outside Director shall forfeit any shares of Common Stock credited to such Outside Director's Stock Account with respect to any Retainer payment dates occurring within such two year period. Any such forfeited shares shall be forfeited to the Company to be dealt with by the Company in any manner deemed appropriate.

     5.   PAYMENT FROM ACCOUNTS.

     (a) On each two year anniversary of a Retainer payment date, the Company shall cause to be paid from the Plan to each participant that number of shares of Common Stock with respect to which the participant is vested, together with cash in an amount equal to all dividends which would have been paid on such shares from the time that the Company purchased such shares for such participant under the Plan to the date of payment of the shares to the participant.

     (b) If an Outside Director has a Cessation of Service on account of death, Disability or because such Outside Director

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has opted out of the Plan following the achievement of such Outside Director's
Retirement Date, the Outside Director's Stock Account will be distributed to the Outside Director or his or her beneficiary within sixty (60) days following the Cessation of Service or the date on which the Outside Director opts out of the Plan, together with cash in an amount equal to all dividends which would have been paid on such shares from the time that the Company purchased such shares for such Outside Director under the Plan to the date of payment of the shares to the Outside Director or his or her beneficiary.

     (c) Following a Change in Control, an Outside Director's Stock Account (together with cash in an amount equal to all dividends which would have been paid on the shares in such Outside Director's Stock Account from the time that the Company purchased such shares for such Outside Director to the date of payment of the shares to the Outside Director) shall be distributed to such Outside Director in such manner and at such time as the Outside Director may elect by notice to the Company in writing.

     6.   OPTING OUT OF THE PLAN.

          (a) An Outside Director may opt out of the Plan (i) at any time following such Outside Director achieving his or her Retirement Date, (ii) upon such Outside Director becoming the record or beneficial owner of shares of Company Common Stock having a value equal to the amount specified in Schedule A hereto, determined in the manner set forth in Schedule A, and (iii) at any time following the occurrence of a Change in Control. Once an Outside Director opts out of the Plan, such Outside Director may not thereafter again become a participant in the Plan. An Outside Director who is entitled to opt out of the Plan may do so by so notifying the Company in writing that he or she has elected to opt out of the Plan, which notice shall state the basis on which the Outside Director is entitled to so opt out of the Plan.

          (b) The Compensation Committee of the Board may in its sole and absolute discretion exempt any Outside Director from participation in the Plan if the Compensation Committee determines that doing so is in the best interest of the Company and appropriate under the circumstances.

          (c) Outside Directors who are not participants in the Plan for any reason shall be paid their Retainer in cash in accordance with the policies adopted by the Board from time to time with respect to the payment of Retainers.

     7.   INTERPRETATION AND ADMINISTRATION OF THE PLAN.

     This Plan shall be self-administering; provided, however, that to the extent the Plan is not self-administering, the Plan shall be administered, construed and interpreted by the

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Compensation Committee of the Board. The Compensation Committee of the Board
shall have all powers vested in it by the terms of the Plan. Any decision of the Compensation Committee of the Board with respect to the Plan shall be final, conclusive and binding upon all Outside Directors. The Clerk of the Company shall be authorized to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan, including establishing an account with a financial institution to hold shares of Company Common Stock pursuant to the Plan, maintaining records of the Stock Accounts of Outside Directors and arranging for distributions of Stock Accounts.

     8.   AMENDMENTS.

     By action of the Board, the Board may from time to time make such changes in and additions to the Plan as it may deem appropriate. Any change or addition to the Plan shall not, without the consent of any Outside Director who is adversely affected thereby, alter the vesting provisions applicable to any payments of Common Stock previously made to the Outside Director pursuant to the Plan.


     9.   BENEFICIARY.

     An Outside Director may designate in writing on a form provided by and delivered to the Company, one or more beneficiaries (which may include a trust) to receive any payments that may become due under the Plan after the death of the Outside Director. If an Outside Director fails to designate a beneficiary, or no designated beneficiary survives the Outside Director, any payments to be made with respect to the Outside Director after death shall be made to the personal representative of the Outside Director's estate.

     10.  NOTICE.

     All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address, to the attention of the Clerk of the Company; (b) if to any Outside Director, at the last address of the Outside Director known to the sender at the time the notice or other communication is sent.

     11.  INTERPRETATION AND CONSTRUCTION.

     This Plan is intended to comply with the provisions of Rule 16b-3 and shall be construed to so comply. The terms of this Plan are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to

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meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect. To the extent not inconsistent with the requirements of Rule 16b-3, the Plan shall be construed and enforced according to the laws of the Commonwealth of Massachusetts. Headings and captions are for convenience only and have no substantive meaning. Reference to one gender includes the other, and references to the singular and plural include each other.

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                                   SCHEDULE A

     Once a Plan participant owns Company Common Stock having a value (computed in the manner hereinafter set forth) equal to at least six times the annual retainer then in effect, such participant shall have the right to opt out of the Plan, as provided for in Section 6 hereof. For purposes of determining whether a participant meets the threshold requirement for opting out of the Plan, the value of Company Common Stock shall be equal to the average of the closing prices for such Common Stock on the New York Stock Exchange for the five trading day period immediately preceding the Friday prior to the date of each Annual Shareholder's meeting, with such determination of value to apply until the next Annual Shareholders meeting.


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